EXHIBIT 99.1

Lowell Farms Announces Management Services Agreements and Option to Purchase Two Southern California-Based Cannabis Retail Locations

Strategic Agreements Unite Companies to Enhance Operational Synergies in the California Cannabis Market

SALINAS, Calif., Oct. 09, 2024 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California cannabis company with advanced distribution, manufacturing and production capabilities including sales and brand management, is pleased to announce that it has entered into management services agreements with two cannabis retail dispensaries located in Los Angeles, California. Under the terms of the agreements, Lowell Farms will assume operational management of the retail stores, with an option to acquire equity ownership through a non-binding letter of intent.

By integrating retail operations into its already robust brand management and distribution capabilities, Lowell Farms is poised to significantly increase its scale and achieve greater vertical integration. The addition of retail allows the Company greater control over the full supply chain, from production and distribution through the consumer experience. This strategic move enhances operational efficiencies, optimizes margins, and provides greater insight into consumer preferences, allowing for more targeted product development and marketing initiatives. As a result, Lowell Farms will be better positioned to strengthen brand loyalty and capture a larger share of the California cannabis market.

“These agreements mark a significant milestone for Lowell Farms as we continue to navigate the difficult California cannabis landscape,” said Ann Lawrence, Executive Chairperson of the Board. “This partnership is built on shared values and a unified vision for success. By combining our expertise and leveraging operational synergies, our goal is to create a vertically integrated model that will provide a strong platform for brands and enhance the retail experience for our customers.”

The management services agreements commenced as of October 1, 2024, and terminate upon the earlier to occur of (i) the Company’s acquisition of the equity interests of the retail dispensaries, (ii) by mutual agreement of the applicable parties, or (iii) upon the occurrence of certain other customary circumstances specified in the management services agreements. There can be no assurance that the Company will enter into definitive agreements to acquire the equity ownership of the retail stores in a timely fashion, or at all.

Concurrently with entering into the management services agreements, the Company appointed Ms. Ann Lawrence, a current director, as the Executive Chairperson of the Company. Ms. Lawrence joined the board of directors of the Company in 2022. Prior to entering the cannabis industry in 2018, Ms. Lawrence was a partner and practice group leader at a major global law firm specializing in distressed retail mergers and acquisitions. Ms. Lawrence will lead the Company’s retail expansion efforts.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting the supply chain, including extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms has an exclusive portfolio of award-winning brands, including Lowell Herb Co, House Weed, Moon, Cypress Cannabis, and Original Pot Co. for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements

This press release contains certain forward-looking information or forward-looking statements within the meaning of applicable Canadian and United States securities laws (collectively, “forward-looking statements”). Such forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved.” The forward-looking statements contained herein may include, but are not limited to, statements with respect to the management services agreements and operations of the businesses (including the intention and plans of the parties thereto with respect to the provision of services), and statements with respect to the non-binding option to purchase, the definitive agreements and transactions contemplated thereby. There can be no assurance that such forward-looking statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in the Company’s disclosure documents, such as the Company’s interim financial statements and management’s discussion and analysis on Form 10-Q and annual financial statements, management’s discussion and analysis and risk factors included in the Annual Report on Form 10-K filed on the SEDAR+ website at www.sedarplus.ca and on the SEC website at www.sec.gov. This forward-looking statements are made as of the date hereof and is based on the beliefs, estimates, expectations and opinions of management on the date such forward looking information is made. The Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law. Investors should not place undue reliance on forward-looking statements. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this press release.